Exhibit 10.13

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC upon its request, however, the Registrant may request confidential treatment of omitted information. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

between

VNG LIMITED, AS BUYER; and

THE SELLERS NAMED HEREIN

relating to the purchase and sale

of

ORDINARY SHARES OF VNG CORPORATION

DATED AS OF JUNE 22, 2022

[Note: Certain schedules and appendices to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request, however, the Registrant may request confidential treatment of omitted items.]

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of June 22, 2022, is entered into by and among VNG LIMITED, an exempted company incorporated under the laws of the Cayman Islands (“Buyer”) and the PERSONS SET FORTH ON SCHEDULE 1 HERETO (“Sellers”).

RECITALS

WHEREAS, Sellers are the record and beneficial owners of such ordinary shares in VNG Corporation, a company incorporated under the laws of Vietnam (“VNG”), as are set forth opposite their respective names in Schedule 1 hereto (the “Shares”) and desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Sellers, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, Buyer desires to issue to Sellers certain Class A Ordinary Shares and Class A Contingent Shares (each as defined herein) in Buyer, upon the terms and subject to the conditions hereinafter set forth, and Buyer proposes to pursue an initial public offering of its Class A Ordinary Shares in the United States (the “IPO”).

The parties hereto agree as follows:

ARTICLE 1: DEFINITIONS AND INTERPRETATION

1.1	The following terms, as used herein, have the following meanings:

“Affiliate” of any Person means, as of any date, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For purposes of this Agreement, a Person shall be deemed to “control” another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing or anything to the contrary in this Agreement, an “Affiliate” of Seletar Investments Pte Ltd means, as of any date, any entity within the “Temasek Group.” “Temasek Group” means Temasek Holdings (Private) Limited (“Temasek Holdings”)’s direct and indirect wholly-owned subsidiaries whose boards of directors or equivalent governing bodies comprise employees or nominees of (i) Temasek Holdings; (ii) Temasek Pte. Ltd., a wholly-owned subsidiary of Temasek Holdings; and/or (iii) wholly-owned subsidiaries of Temasek Pte. Ltd.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Articles of Buyer” means the Amended and Restated Memorandum of Association of Buyer as set forth in Exhibit A to this Agreement.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Cayman Islands, China, New York City, Hong Kong, Singapore or Vietnam are authorized or required by Applicable Law to close.

“China” means the People’s Republic of China excluding, for the purposes of this Agreement, the Special Administrative Regions of Hong Kong and Macau and the territory of Taiwan.

“Class A Contingent Shares” has the meaning set forth in the Articles of Buyer.

“Class A Ordinary Shares” has the meaning set forth in the Articles of Buyer.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means the date of the Closing.

“Contract” means any oral or written contract, obligation, understanding, commitment, lease, license, purchase order, binding bid or other binding agreement.

“Deferred Consideration Component” means, in respect of each Seller, the VND amount set forth opposite the Seller’s name in Schedule 1 hereto, being equal to VND177,880 multiplied by the number of Shares being sold by the Seller hereunder.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock, or equity of (or other ownership, equity-based compensation or profit interests in) such Person, any warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership, equity-based compensation or profit interests in) such Person, any securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership, equity-based compensation or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of any shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership, equity-based compensation or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, ruling, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Interim Period” means the period commencing on the date of this Agreement and continuing until the earlier of (a) the termination of this Agreement in accordance with Section 8.2 and (b) the Closing.

“Knowledge” means the actual knowledge of such party (including such party’s officers or directors, if applicable), in each case after due inquiry of Persons who would be likely to have knowledge of such matter.

“Lien” means any mortgage, deed of trust, pledge, transfer restriction, right of first refusal or first offer, preemptive rights, hypothecation, encumbrance, security interest, license, options or other rights to acquire an interest or other lien of any kind or any defect in the title or ownership.

“Organizational Documents” means: (i) the memorandum and articles of association of a company or certificate of incorporation and the bylaws of a corporation or company; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the limited liability company agreement, operating agreement and the certificate of organization of a limited liability company, (v) the trust agreement and any documents that govern the formation of a trust; (vi) any charter, constitution, memorandum and articles of association or similar document adopted or filed in connection with the creation, formation, incorporation or organization of a Person; (vii) any shareholders agreements, investor rights agreements or other similar agreements (the Organizational Documents of VNG include, for the avoidance of doubt, that certain Share Purchase Agreement dated as of February 29, 2008, among Vina Game Software Service Joint Services Company, Tenacious Bulldog Holdings Limited and the Sellers named therein), and (viii) any amendment to any of the foregoing.

“Person” or “person” means any individual, corporation, business trust, proprietorship, firm, partnership, limited partnership, limited liability partnership, limited liability company, trust, association, joint venture, governmental body or other entity.

“Reorganization” means the reorganization of the interests in and of VN OpCo as set out in Exhibit D to the Shareholders Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Employees Representative” means Mr. Kelly Wong, having been appointed in the manner described in Section 8.10.

“VSD” means the Vietnam Securities Depositary.

1.2

The words “hereof’, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,: whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement are to that agreement as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

ARTICLE 2: PURCHASE AND SALE

2.1

Upon the terms and subject to the conditions of this Agreement, each Seller agrees to sell to Buyer, and Buyer agrees to purchase from each Seller, such Seller’s Shares at the Closing. The purchase price for each Seller’s Shares shall be paid as provided in Section 2.4.

2.2

The closing (the “Closing”) of the purchase and sale of the Shares hereunder shall take place as soon as possible, but in no event later than 10 Business Days, after satisfaction or, to the extent permissible, waiver by the party or parties entitled to the benefit of the conditions set forth in Article 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), or at such other time or place as Buyer and Sellers may agree.

2.3

At the Closing, each Seller shall deliver to VNG certificates for the Shares set forth opposite the Seller’s name in Schedule 1 hereto, and shall request that VNG deliver to Buyer share certificates reflecting Buyer as the registered shareholder for such Shares.

2.4	Against delivery of such certificates for the Shares, Buyer shall pay the purchase price for the Shares as follows:

(a)

at the Closing, Buyer shall issue to each Seller (or to an Affiliate thereof specified in writing by the relevant Seller) such number of Class A Ordinary Shares and such number of Class A Contingent Shares as are set forth opposite the Seller’s name in Schedule 1 hereto and concurrently deliver to each Seller (or, as applicable, Affiliate thereof) a certified true copy of the register of members of Buyer evidencing the Seller (or, as applicable, Affiliate thereof) as the owner of such number of Class A Ordinary Shares and such number of Class A Contingent Shares;

(b)

at the Closing, Buyer shall procure that VNG (x) pays to the Vietnam tax authorities, on behalf of each Seller, the securities transfer tax and any other tax payable by the Seller in relation to purchase and sale of the Shares hereunder and (y) provides promptly to each Seller a receipt of such payment and any tax filing made on behalf of the Seller. The obligations of the Buyer contained in this clause (b) are expressly covered by the special tax indemnity provided by VNG to the Sellers in its acknowledgement of this Agreement, below; and

(c)

no later than 330 days after the Closing and, in any event, substantially concurrently with the closing of the IPO and simultaneously initiating the process with respect to each Seller, Buyer shall pay to each Seller the relevant Deferred Consideration Component, in immediately available VND funds by wire transfer, into the Seller’s indirect investment capital account in Vietnam (as designated by the Seller by notice to the Buyer no later than the Closing).

2.5	The Class A Ordinary Shares and Class A Contingent Shares referred to in Section 2.4(a) shall be issued to the Sellers for their nominal value set forth in the Articles of Buyer.

2.6	Subject to Section 7.2, there shall be no post-Closing adjustment to the purchase price described in Section 2.4.

2.7

Each Seller and VNG hereby waives any and all rights and claims that it may have under the Organizational Documents of VNG or otherwise in respect of the purchase and sale of the Shares of the Sellers pursuant to this Agreement.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller (including the Seller Employees Representative pursuant to Section 8.10), severally and not jointly, warrants and covenants to Buyer, in respect of such Seller only, as of the date hereof and as of the Closing, as follows:

3.1

Organization and Standing. To the extent that the Seller is not an individual, the Seller is an entity duly organized or lawfully formed, validly existing, and in good standing under the laws of the jurisdiction in which it is formed, in all material respects.

3.2

Authorization; Binding Agreement. The Seller possesses full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized by the board of directors (or equivalent body) of the Seller, if applicable, and (b) no other proceedings, consents or agreements, other than as set forth elsewhere in the Agreement, on the part of the Seller are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to, as to enforceability, the discretion of the court from which such relief may be sought and general principles of equity. No other proceedings on the part of the Seller are necessary to approve and authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

3.3

Governmental Approvals. As of the date of this Agreement, no consent of or notice to any Governmental Authority, on the part of the Seller, is required to be obtained or made in connection with the execution, delivery or performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby, other than (a) any filings, notifications, notices, submissions or applications and clearances, approvals, or orders required under antitrust laws, or the expiration or termination of any waiting or review periods thereunder, (b) such filings as contemplated by this Agreement (including the registration of the mortgages with the VSD pursuant to Section 5.3(c), the registration of the transfer of the Shares pursuant to Section 6.1(b) and any filings required to be made with the Registrar of Companies in the Cayman Islands), (c) any filings required by a stock exchange or securities regulator with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such consents or to make such filings or notifications, have not had and would not, individually or in the aggregate, reasonably be expected to be material to Seller or to prevent Seller to consummate the transactions contemplated by this Agreement.

3.4

Non-Contravention. The execution and delivery by the Seller of this Agreement, the consummation by the Seller of the transactions contemplated hereby, and compliance by the Seller with any of the provisions hereof, shall not: (a) conflict with or violate any provision of the Organizational Documents of the Seller that is not an individual; (b) as of the date of this Agreement (subject to obtaining the consents from Governmental Authorities referred to in Section 3.3, including the waiting periods referred to therein having expired and approvals, clearances and any condition precedent to such consent or waiver having been satisfied) conflict with or violate any law, Governmental Order or consent applicable to such party or any of its properties or assets; (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation, revocation or modification of, (iv) accelerate the performance required by such Person under, any of the terms, conditions or provisions of, any Contract or permit; or (d) result in the creation of any Lien upon any property or assets of the Seller, except for any deviations from any of the foregoing clauses (b) or (c) that have not had and would not reasonably be expected, individually or in the aggregate, to prevent Seller to consummate the transactions contemplated by this Agreement.

3.5

Ownership. As of the date of this Agreement, the Seller has good and valid title to and is the sole and exclusive owner of, the Shares set forth opposite the Seller’s name on Schedule 1 hereto. If the Seller is an individual, no spousal or partner’s consent is required to transfer and to vest the title of its Shares to Buyer. The Seller is not a party to (a) any option, warrant, purchase right or other Contract (other than this Agreement and the Organizational Documents of VNG) that would require the Seller to sell, transfer or otherwise dispose of any of the Shares set forth opposite the Seller’s name on Schedule 1 hereto or (b) any voting trust, proxy, or other contract with respect to the voting of the Shares owned by the Seller (other than the Organizational Documents of VNG). Other than the Shares set forth opposite the Seller’s name on Schedule 1 hereto, the Seller does not own or, other than pursuant to the Organizational Documents of VNG, have the right to acquire any other Shares as of the date of this Agreement. Other than the Organizational Documents of VNG, there are no shareholders’ agreements, voting trusts or other agreements or understandings to which the Seller is a party with respect to the voting of any Shares.

3.6

Litigation. To the Knowledge of the Seller, there is no action, cease and desist letter, demand, suit, litigation, proceeding, arbitration proceeding, administrative or regulatory proceeding, investigation, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, in each case by and before a Governmental Authority, pending or threatened in writing against the Seller arising out of the Seller’s ownership of its Shares.

3.7	Investment Intent.

(a)

The Seller understands and acknowledges that the acquisition of the Class A Ordinary Shares and Class A Contingent Shares involves substantial risk. The Seller can bear the economic risk of its investment (which the Seller acknowledges may be for an indefinite period) and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of its investment in the Class A Ordinary Shares and Class A Contingent Shares.

(b)

The Seller is acquiring the Class A Ordinary Shares and Class A Contingent Shares set forth opposite the Seller’s name on Schedule 1 hereto for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling the Class A Ordinary Shares and Class A Contingent Shares, in each case, in violation of the Securities Act or any other Applicable Law.

(c)

The Seller qualifies either as (i) an “accredited investor,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act or (ii) not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated pursuant to the Securities Act.

(d)

The Seller understands and acknowledges that the issuance, sale or resale of the Class A Ordinary Shares and Class A Contingent Shares has not been registered under the Securities Act, any United States state securities laws or any other applicable foreign law. The Seller acknowledges that such securities may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other law or pursuant to an applicable exemption therefrom.

3.8

Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Seller, or any of its representatives, for which Buyer has any obligation.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer warrants and covenants to Sellers, as of the date hereof and as of the Closing, as follows:

4.1

Organization and Standing. Buyer is an exempted company duly incorporated with limited liability, validly existing and in good standing under the laws of the Cayman Islands. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so licensed or qualified has not been and would not reasonably be expected to be, individually or in the aggregate material to Buyer or prevent Buyer to consummate the transactions contemplated by this Agreement. The Organizational Documents of Buyer in the form to be in effect at the Closing are attached as Exhibit A and Exhibit B hereto, and there are no other Organizational Documents of Buyer immediately after Closing other than those attached as Exhibit A and Exhibit B hereto. Buyer is not in violation of any provision of its Organizational Documents as in effect on the date hereof and will not be in violation of any provision of its Organizational Documents as in effect at the Closing.

4.2

Authorization; Binding Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of Buyer and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to, as to enforceability, the discretion of the court from which such relief may be sought and general principles of equity.

4.3

Governmental Approvals. No consent of or notice to any Governmental Authority, on the part of Buyer, is required to be obtained or made in connection with the execution, delivery or performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, other than (a) such filings as contemplated by this Agreement (including the registration of the mortgages with the VSD pursuant to Section 5.3(c), the registration of the transfer of the Shares pursuant to Section 6.1(b) and all filings required to be made with the Registrar of Companies in the Cayman Islands), (b) any filings required by a stock exchange or securities regulator with respect to the transactions contemplated by this Agreement, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities laws, and the rules and regulations thereunder, and (d) where the failure to obtain or make such consents or to make such filings or notifications, has not been and would not reasonably be expected to be, individually or in the aggregate material to Buyer or prevent Buyer to consummate the transactions contemplated by this Agreement.

4.4

Non-Contravention. The execution and delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated hereby, and compliance by Buyer with any of the provisions hereof shall not: (a) conflict with or violate any provision of Buyer’s Organizational Documents; (b) subject to obtaining the consents from Governmental Authorities referred to in Section 4.3 and any condition precedent to such consent or waiver having been satisfied, conflict with or violate any law, Governmental Order or consent applicable to Buyer or any of its properties or assets; (c) as of the date of this Agreement (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Buyer under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than transfer restrictions under applicable securities laws and the applicable Organizational Documents of Buyer) upon any of the properties or assets of Buyer under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract of Buyer; or (d) result in the creation of any Lien upon any properties or assets of Buyer, except for any deviations from any of the foregoing clauses (b) or (c) that has not been and would not reasonably be expected to be, individually or in the aggregate material to Buyer or prevent Buyer to consummate the transactions contemplated by this Agreement.

4.5	Ownership. Prior to giving effect to the transactions contemplated by this Agreement, Buyer does not own any Equity Interests in any other Person.

4.6

Class A Ordinary Shares and Class A Contingent Shares. Other than the issuance of a single Class A Ordinary Share in connection with the formation of Buyer (such share to be cancelled in connection with the transactions contemplated by this Agreement), no Equity Interest in Buyer has been issued or is outstanding. All Class A Ordinary Shares and Class A Contingent Shares to be issued and delivered to Sellers in accordance with Article 2 shall be, upon issuance and delivery, duly authorized and validly issued and fully paid and non-assessable, issued in compliance with all applicable state and federal securities laws, free and clear of all Liens, other than restrictions arising from Applicable Law, the Organizational Documents of Buyer, the provisions of this Agreement and any Liens incurred by Sellers, and the issuance of such Class A Ordinary Shares and Class A Contingent Shares pursuant hereto shall not be subject to or give rise to any preemptive rights, purchase option, call option, subscription right, rights of first refusal, or any similar right under any provision of Applicable Law, the Organizational Documents of Buyer or any Contract to which Buyer is or will be a party or otherwise bound. Each Seller shall accordingly receive good and valid title to the Class A Ordinary Shares and Class A Contingent Shares to be issued to it pursuant hereto. There are no securities or instruments issued by or to which Buyer is a party containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation by Buyer of the transactions contemplated hereby.

4.7

Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Buyer in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

4.8

Transactions with Affiliates. There are no Contracts that are in existence as of the date of this Agreement under which there are any existing or future liabilities, indebtedness owed, or obligations between Buyer, on the one hand, and, on the other hand, any present or former director, sponsor, officer or employee or Affiliate of Buyer, or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any of the foregoing.

4.9

Business Activities. (a) Except for the transactions contemplated by this Agreement and the transactions contemplated hereby, Buyer does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the transactions contemplated hereby, Buyer has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a business combination.

(b) Buyer was formed solely for the purpose of effecting the transactions contemplated by this Agreement and pursuing the IPO, and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and has no assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its incorporation. The execution and delivery of this Agreement will not: (x) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, manager or employee of Buyer or any of its Affiliates; or (y) result in the acceleration of the time of payment or vesting of any such benefits. Buyer does not have unsatisfied material liability with respect to any director or officer.

4.10

Taxes. (a) As of the date of this Agreement, Buyer has not engaged in activities that would give rise to a “trade or business” within the United States for United States federal income tax purposes and is not liable for United States taxation (other than withholding taxes).

(b) Buyer is properly classified as an association taxable as a corporation for United States federal income tax purposes.

ARTICLE 5: COVENANTS OF THE PARTIES PENDING CLOSING AND POST-CLOSING

5.1

Conduct of Business of Buyer. During the Interim Period, except as contemplated by this Agreement, (a) Buyer shall not engage in any business activities or enter into or become bound by any Contracts (other than this Agreement and the Shareholders Agreement), (b) Buyer shall not sell, offer, transfer, exchange, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) any Equity Interest in Buyer, and (c) Buyer shall not issue any Equity Interests.

5.2

Notification of Certain Matters. During the Interim Period, each party hereto shall give prompt notice to the other parties if such party or its Affiliates: (a) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (b) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non- occurrence of which has caused or resulted in or, would reasonably be expected to cause or result in, any of the conditions to set forth in Article 6 not being satisfied or the satisfaction of those conditions being materially delayed; or (c) becomes aware of the commencement or threat, in writing, of any action, cease and desist letter, demand, suit, litigation, proceeding, arbitration proceeding, administrative or regulatory proceeding, investigation, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity, in each case by and before a Governmental Authority, against such party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such party or of its Affiliates with respect to this Agreement. No such notice shall by itself constitute an acknowledgement or admission by the party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached

5.3	Efforts; Mortgage of the Shares.

(a)

Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts, and shall cooperate fully with the other parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement (including the receipt of all applicable consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b)

As soon as reasonably practicable following the date of this Agreement, the parties shall reasonably cooperate with each other and use their respective reasonable best efforts to prepare and file with Governmental Authorities all other required notifications, filings, submissions, reports, and requests for approval or clearance of the transactions contemplated by this Agreement and to have such Governmental Authorities approve or clear the transactions contemplated by this Agreement. Each party shall give prompt written notice to the other parties if such party or any of its representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other parties with a copy of such Governmental Authority notice.

(c)

In furtherance and not in limitation of the foregoing, the parties shall cooperate with one another and make all filings and take all other actions necessary to (i) as promptly as practicable after the Closing, register with the VSD, in favor of each Seller, a mortgage over the relevant Shares sold to Buyer by the Seller hereunder and sign all documents that would be required to allow the Seller to enforce the mortgage in accordance with the terms of the share mortgage agreement therefor, (ii) as promptly as practicable upon the mortgage becoming capable of release in the manner specified in Section 7.1, release the mortgage, and (iii) facilitate the obligation of the Sellers to make the payment as specified in Section 7.2.

5.4

Public Announcements. The parties hereto agree that no public release, filing or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party or any of their Affiliates without the prior written consent of the other parties hereto, except as such release or announcement may be required by Applicable Law or the rules or regulations of any securities exchange (provided, however, that the party making any such release or announcement that specifically references or identifies any other party shall use commercially reasonable efforts to allow the other party reasonable time to review and comment on any such references).

5.5	Confidentiality.

(a)

Each party hereto acknowledges that this Agreement, including its Schedules and Exhibits and any amendments hereto or thereto and their existence and any negotiations in connection with them, shall be considered confidential information and shall not be disclosed by it to any Person except in accordance with the provisions set forth clause (b) below.

(b)	The confidentiality obligations set out in clause (a) above do not apply to:

(i)

information which was in the public domain or otherwise known to the relevant Person before it was furnished to the relevant Person by a party hereto or, after it was furnished to the relevant Person, entered the public domain otherwise than as a result of (x) a breach by a party hereto of this Section 5.5, or (y) a breach of a confidentiality obligation by the disclosing party, where the breach was known to that party;

(ii)	information the disclosure of which is necessary in order to comply with any Applicable Law; or

(iii)

any information disclosed by any party to its Affiliates, and its and their employees, bankers, financial advisers, consultants, auditors, insurers and legal or other advisers for the purpose of this Agreement and the transactions contemplated hereunder.

ARTICLE 6: CONDITIONS TO CLOSING

6.1	Conditions to Obligations of Buyer and Sellers. The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

(a)	No provision of any Applicable Law shall prohibit the consummation of the Closing or the Reorganization, including as expressed in writing by any Governmental Authority.

(b)

All actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been taken, made or obtained, including (i) the approval by the Ho Chi Minh City Department of Planning and Investment of the transfer of the Shares as contemplated under this Agreement and (ii) any approval that is required from a Governmental Authority in Vietnam under the Law on Competition No. 23/2018/QH14 dated June 12, 2018 and effective from July 1, 2019.

(c)	The Articles of Buyer shall have been duly adopted and promptly after the Closing, filed by the Buyer with the Registrar of Companies in the Cayman Islands.

(d)	The Shareholders Agreement of Buyer substantially in the form attached as Exhibit B hereto shall have been duly executed by the parties thereto.

(e)

The Buyer shall have executed and delivered in escrow to the Sellers share security agreements substantially in the form attached as Exhibit C hereto, to be automatically released from escrow once the obligation of the parties contained in Section 5.3(c) of this Agreement becomes capable of performance.

6.2	Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

(a)

(i) Each Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the Seller contained in this Agreement (A) that are qualified by materiality shall be true at and as of the Closing Date as if made at and as of such date, and (B) that are not qualified by materiality shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

(b)	Buyer shall have received all documents it may reasonably request relating to the existence and authority of each Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer.

6.3	Conditions to Obligations of Each Seller. The obligation of any Seller to consummate the Closing is several and not joint and is subject to the satisfaction of the following further conditions:

(a)

The Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement (A) that are qualified by materiality shall be true at and as of the Closing Date as if made at and as of such date, and (B) that are not qualified by materiality shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

(b)

The Seller shall have received all documents it may reasonably request relating to the existence and authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to the Seller.

(c)

Before Closing, (i) any steps that have been taken in respect of the Reorganization having been taken in a manner substantially consistent with the description thereof in Exhibit E to the Shareholders Agreement and (ii) no steps having been taken by Buyer or VNG that are prejudicial to or inconsistent with the Reorganization as set out in Exhibit E to the Shareholders Agreement (which would include, without any limitation, the grant of any security over the Shares other than the mortgage described in Section 5.3 above).

6.4

Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no party hereto may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was caused by the failure of such party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

6.5

Deemed Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Article 6 that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing, provided that the conditions set forth in Section 6.1 shall not be capable of waiver.

6.6

Simultaneous Closing. Without prejudice to any other right or remedy that any Seller may have, no Seller shall be obligated to complete the sale of any Shares owned by that Seller unless the sale and purchase of all of the Shares contemplated to be sold and purchased under this Agreement are completed and all the obligations of the respective parties which are to be performed at Closing are performed, in each case simultaneously and in accordance with this Agreement (and if Closing does not occur, all steps taken by any Party in accordance with this Agreement in furtherance of Closing shall be unwound in accordance with Section 7.03 of the Shareholders Agreement).

ARTICLE 7: THE CLASS A CONTINGENT SHARES VESTING CONDITION; VESTED SHARES SUBJECT TO FORFEITURE IN CERTAIN CIRCUMSTANCES

7.1

Notwithstanding anything to the contrary in this Agreement, each Seller must, as a condition to the Seller’s Class A Contingent Shares to vest and become entitled to all of the rights of Class A Ordinary Shares, release the mortgage registered pursuant to Section 5.3(c) over the Shares sold by the Seller no later than five Business Days after the earlier to occur of: (i) Buyer giving notice in writing to the Seller that Buyer has filed with the U.S. Securities and Exchange Commission a “price range prospectus” for the IPO and (ii) Buyer having paid the Deferred Consideration Component to the Seller in accordance with Section 2.4(c). Release of the mortgage in this manner, and only in this manner, shall constitute the “Class A Contingent Shares Vesting Condition” for purposes of Article 14 of the Articles of Buyer.

7.2

The Class A Ordinary Shares that result from the vesting of the Class A Contingent Shares shall be subject to forfeiture in accordance with Articles 33 through 40 of the Articles of Buyer (but, for the avoidance of doubt, only upon notice being served in the manner described therein) with respect to any Seller that, within 20 Business Days after Buyer pays the Deferred Consideration Component to the Seller in accordance with Section 2.4(c), fails to pay in immediately available USD funds by wire transfer, into an account designated by Buyer of a USD amount as converted from the Seller’s Deferred Consideration Component set forth opposite the Seller’s name in Schedule 1 hereto by reference to the VND:USD spot selling rate quoted by the Joint Stock Commercial Bank for Foreign Trade of Vietnam on the date of such payment by the Seller to Buyer.

7.3

Once a Seller makes payment as specified in Section 7.2 (or provides to Buyer reasonably satisfactory evidence of such payment), the Class A Ordinary Shares of the Seller shall no longer be subject to forfeiture under clause (b) of Article 33 of the Articles of Buyer.

ARTICLE 8: MISCELLANEOUS

8.1	Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive until the latest date permitted by law.

8.2	Termination.

(a)	This Agreement shall terminate automatically without further action by the parties if the Closing fails to occur within 90 Business Days after the date hereof.

(b)

This Agreement may be terminated at any time prior to the Class A Contingent Shares Vesting Condition having been satisfied: (i) by mutual written agreement of Sellers and Buyer; or (ii) if Buyer has failed to perform its obligation in Section 2.4(c), by any Seller (with respect to itself only). The party desiring to terminate this Agreement pursuant to this Section 8.2(b) shall give notice of such termination to the other parties.

(c)	This Agreement may not be terminated after Buyer has performed its obligation in Section 2.4(c).

8.3

Effect of Termination: If this Agreement is terminated as permitted by Section 8.2, such termination shall be without liability of any party (or any stockholder, member, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure or breach. The liability of each Seller shall be several but not joint, and therefore each Seller shall be liable only any breach of such Seller itself.

8.4

Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given):

(a)	if to Buyer, to:

VNG Campus

Lot Z06, St. 13, Tan Thuan Dong Ward, District 7

Ho Chi Minh City, Vietnam

Attention: Legal Department

Email: [***]

with a copy (which copy alone shall not constitute notice) to:

Allen & Overy LLP

50 Collyer Quay

#09-01 OUE Bayfront

Singapore 049321

Attention: Tina LeDinh, Felipe Duque

E-mail: [***]

(b)

if to Sellers or any of them, to the address, facsimile and/or e-mail provided beneath their signature to this Agreement, or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

8.5

Amendments and Waivers; Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.6	Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

8.7

Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

8.8	Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

8.9

Jurisdiction. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this Section. The Tribunal shall consist of three arbitrators. Buyer shall appoint one arbitrator, Sellers who are parties to the dispute shall jointly appoint another arbitrator, and the third arbitrator, who shall act as presiding arbitrator of the Tribunal, shall be chosen by the two arbitrators appointed by or on behalf of the parties. If the third arbitrator is not chosen by the two arbitrators within thirty (30) days of the date of appointment of the later of the two party-appointed arbitrators to be appointed, the third arbitrator shall be appointed by the President of the Court of Arbitration of the Singapore International Arbitration Centre. The language of the arbitration shall be English.

8.10

Seller Employees Representative. Each party other than the Seller Employees Representative acknowledges that the Seller Employees Representative has been constituted and appointed to act as the true and lawful attorney-in-fact and exclusive agent, with full power of substitution, of certain individual employees of VNG or its subsidiaries (each, a “principal”) who have authorized the Seller Employees Representative acting for each principal and in such principal’s name, place and stead, in any and all capacities to do and perform every act and thing required, permitted, necessary or desirable to be done in connection with the transactions contemplated by this Agreement and the transactions contemplated hereby, as fully to all intents and purposes as such principal might or could do in person.

8.11

Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

8.12

Entire Agreement. This Agreement constitutes (and, in relation to the Class A Ordinary Shares and the Class A Contingent Shares, this Agreement and the Organizational Documents of Buyer constitute) the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

8.13

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.14

Specific Performance. The parties hereby recognize, acknowledge and agree that the breach or violation of this Agreement by a party would cause irreparable damage to the other parties and that none of the parties has an adequate remedy at law. Each party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement, and appropriate injunctive relief may be applied for and granted in connection therewith. Any party seeking an order or injunction to prevent breaches of this Agreement or to enforce specifically the terms and provisions hereof shall not be required to provide, furnish or post any bond or other security in connection with or as a condition to obtaining any such order or injunction, and each party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security. If any action is brought by any party to enforce this Agreement, the other parties shall waive the defense that there is an adequate remedy at law.

For and on behalf of VNG Limited

By	/s/ Kelly Wong
Name: Kelly Wong
Title: Authorized Representative

[Signature page to Listco Flip-Up SPA]

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.

TENACIOUS BULLDOG HOLDINGS LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Authorized Representative

Notice details for purposes of Section 8.04:

Tencent Binhai Towers

No. 33 Haitian 2nd Road, Nanshan District, Shenzhen, P. R. China 518064

Attention: Mergers and Acquisitions Department

Email: [***]

with a copy (which copy alone shall not constitute notice) to:

c/o Tencent Holdings Limited

Level 29, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email: [***]

[Signature Page to Share Purchase Agreement]

THE SELLERS

GAMVEST PTE. LTD.

By:	/s/ Woo Tuck Kan
Name: Woo Tuck Kan
Title: Director

Notice details for purposes of Section 8:04:

Attention:

Yong Meow Seen (EQ)

ISPM [EQTO – Deal Support (EQ)]

ISPM - CA Team (EQ)

Email:

[***]

with a copy (which copy alone shall not constitute notice) to:

Attention: Nigel Gleeson (Freshfields Bruckhaus Deringer)

Email: [***]

[Signature page to Listco Flip-Up SPA}

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first before written.

PROSPEROUS PRINCE ENTERPRISES LIMITED

By:	/s/ Li Qingjie
Name: Li Qingjie
Title: Authorized Representative

Notice details for purposes of Section 8.04:

Tencent Binhai Towers

No. 33 Haitian 2nd Road, Nanshan District, Shenzhen, P. R. China 518064

Attention: Mergers and Acquisitions Department

Email: [***]

with a copy (which copy alone shall not constitute notice) to:

c/o Tencent Holdings Limited

Level 29, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong

Attention: Compliance and Transactions Department

Email: [***]

[Signature Page to Share Purchase Agreement]

THE SELLERS

SELETAR INVESTMENTS PTE LTD

By:	/s/ HAN Sack Teng
Name: HAN Sack Teng
Title: Authorized Signatory

Notice details for purposes of Section 8:04:

Attention: Dao Phuong Lan

Email: [***]

with a copy (which copy alone shall not constitute notice) to:

Attention: Yong Shao May

Email: [***]

[Signature page to Listco Flip-Up SPA]

THE SELLERS

MIRAE ASSET (VIETNAM) FUND MANAGEMENT COMPANY LIMITED

By:	/s/ SOH JIN WOOK
Name: SOH JIN WOOK
Title: CEO

Notice details for purposes of Section 8:04:

Attention: Soh Jin Wook

Email: [***]

with a copy (which copy alone shall not constitute notice) to:

Attention: Huh Hong Suk

Email: [***]

[Signature page to Listco Flip-Up SPA]

THE SELLERS

B CAPITAL GF III HOLDCO IV LLC

By:	/s/ Rajarshi Ganguly
Name: Rajarshi Ganguly
Title: Authorized Signatory

Notice details for purposes of Section 8:04:

Attention: General Counsel

Email: [***]

with copies (which copy alone shall not constitute notice) to:

B Capital Group Management, L.P.

10 Hudson Yards, New York, NY 10001,

USA

Attention: Kabir Narang and Sarvesh Agarwal

Email: [***]

and

Goodwin Procter (Hong Kong) LLP

38/F, Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attention: Yash Rana and Ananth Lakshman

Email: [***]

[Signature page to Listco Flip-Up SPA]

THE SELLERS

The Seller Employees

By:	/s/ Kelly Wong
Name: Kelly Wong
Title: Seller Employees Representative

Notice details for purposes of Section 8:04:

Attention: Kelly Wong

Email: [***]

[Signature page to Listco Flip-Up SPA]

THE SELLERS

MIRAE ASSET SECURITIES (HK) LIMITED

By:	/s/ Wan Youn Cho
Name: Wan Youn Cho
Title: CEO

Notice details for purposes of Section 8:04: Attention: Wan Youn Cho Email: [***] with a copy (which copy alone shall not constitute notice) to: Attention: MASHK PI Email: [***]

[Signature page to Listco Flip-Up SPA]

THE SELLERS

MAVI Good Company Investment Fund # 3

By:	/s/ Eungsuk Kim
Name: Eungsuk Kim
Title: CEO

Notice details for purposes of Section 8:04: Attention: Namhyun Kim Email: [***] with a copy (which copy alone shall not constitute notice) to: Attention: Joonyup Park Email: [***]

[Signature page to Listco Flip-Up SPA]

THE SELLERS

Mirae Asset Innovative Growth Fund

By:	/s/ Eungsuk Kim
Name: Eungsuk Kim
Title: CEO

Notice details for purposes of Section 8:04: Attention: Namhyun Kim Email: [***] with a copy (which copy alone shall not constitute notice) to: Attention: Joonyup Park Email: [***]

[Signature page to Listco Flip-Up SPA]

THE SELLERS

MIRAE ASSET Good Company Investment Fund # 21-1

By:	/s/ Eungsuk Kim
Name: Eungsuk Kim
Title: CEO

Notice details for purposes of Section 8:04: Attention: Namhyun Kim Email: [***] with a copy (which copy alone shall not constitute notice) to: Attention: Joonyup Park Email: [***]

[Signature page to Listco Flip-Up SPA]

Acknowledgement and Special Tax Indemnity by VNG Corporation

VNG Corporation acknowledges the transactions for the sale and purchase of its ordinary shares contemplated under this Agreement, and that Sellers and Buyer as identified above are responsible to each other for the full and proper performance of their obligations in accordance with the Agreement, provided, however, that VNG Corporation hereby agrees to indemnify and hold harmless each Seller against any and all losses, damages and expenses (including reasonable attorneys’ fees) directly arising from or in connection with a breach of Buyer’s obligations contained in Section 2.4(b) of this Agreement.

For and on behalf of VNG Corporation

/s/ Le Hong Minh
Name: Le Hong Minh
Title: Founder and CEO

[Signature page to Listco Flip-Up SPA]